Exhibit 4.1
DEBENTURE AND STOCK PURCHASE AGREEMENT
     THIS DEBENTURE AND STOCK PURCHASE AGREEMENT (together with the Disclosure Schedules hereto, this “Agreement”) is entered into as of the 26th day of August, 2010, by and among BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (the “Company”), and Steven Madden, Ltd., a Delaware corporation (the “Investor”).
RECITAL:
     WHEREAS, the Company and the Investor deem it advisable for the Investor to purchase and the Company to sell to the Investor the Securities (as defined below), all upon the terms and subject to the conditions herein provided.
     NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:
1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, when used herein the following terms shall have the meanings set forth in this Section 1:
     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any property of the Company or any Subsidiary before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.
     “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York and Missouri are authorized or required by law or other governmental action to close.
     “CEO Termination” means the end of employment of Peter A. Edison as the Chief Executive Officer of the Company for any reason or for no reason.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.
     “Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

     “Company’s Knowledge” means the actual knowledge of the executive officers of the Company, after due inquiry and investigation.
     “Convertible Debentures” means $4 million aggregate principal amount of the Company’s 9.5% Subordinated Convertible Debentures due June 30, 2012.
     “Debenture” means the debenture issued by the Company in a principal amount of $5,000,000 and containing the terms and conditions as set forth in the form of a debenture attached hereto as Exhibit A.
     “Disclosure Schedules” means the Disclosure Schedules attached to this Agreement.
     “Dollars” means U.S. dollars.
     “Equity Interest” means (a) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (b) all warrants, options or other rights to acquire any Equity Interest set forth in clause (a) of this defined term.
     “ERISA” means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder, as amended from time to time.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” means U.S. generally accepted accounting principles as in effect from time to time applied on a consistent basis during the periods involved.
     “Lien” means (a) any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, wherever created or charged, (b) with respect to any property, the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Material Adverse Effect” means any of (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document; provided, however, that a decline in the market price of the Common Stock as result of the transactions contemplated hereby, the public announcement thereof or of the Company’s fiscal year 2010 second quarter earnings results or the delisting of the Common Stock on Nasdaq shall not constitute a Material Adverse Effect.
     “Material Contract” means any contract of the Company that was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 and to the Company’s Quarterly Report on Form 10-Q filed on June 15, 2010 pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Plan” shall mean as required by the context at any time, an employee benefit plan, as defined in §3(3) of ERISA, which the Company maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit B, between the Company and the Investor.
     “Requisite Holders” means the holders of at least a majority in principal amount of the then-outstanding Debentures.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities” means the Debenture and the Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Indebtedness” means the (a) Convertible Debentures, (b) Subordinated Term Note evidencing amounts borrowed by the Company under the Second Lien Credit Agreement dated February 1, 2008 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein, as amended, and (c) Company’s secured revolving credit facility with Bank of America, N.A, as evidenced by the Second Amended and Restated Loan and Security Agreement dated September 7, 2006 by and among the Company and Bank of America, N.A., as amended, and Amended and Restated Revolving Credit Note dated as of August 31, 2006 by and between Bank of America, N.A. and the Company.
     “Senior Lenders” means the lenders of the Senior Indebtedness.
     “Shares” means the 1,844,860 shares of Common Stock issued to the Investor pursuant to this Agreement.
     “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power is or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise expressly provided, “Subsidiary” shall mean a Subsidiary of the Company.
     “Transaction Documents” means this Agreement, the Debenture, the Registration Rights Agreement, and the Voting Agreement and any documents executed by the parties in connection herewith.
     “Voting Agreement” means the Voting Agreement, in the form attached hereto as Exhibit C, between the Company and the Investor.
2. PURCHASE AND SALE OF THE SECURITIES
     2.1 Sale and Issuance of the Securities.
          Subject to the terms and conditions on the basis of the representations, warranties and covenants hereinafter set forth of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, the Securities at the Closing for an aggregate purchase price of $5,000,000 in cash.
     2.2 Closing; Delivery.
          (a) The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures, at 10:00 A.M., St. Louis time, on August 26, 2010, or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).
          (b) At the Closing, the Company shall issue to the Investor the Debenture and shall cause to be issued to the Investor a certificate representing the Shares being purchased by the Investor at the Closing against payment to the Company of the purchase price therefor by wire transfer of immediately available funds.
     2.3 Original Issue Discount. The Investor and the Company recognize that this Agreement creates original issue discount for federal income tax purposes. The Investor and the Company agree to report such original issue discount consistent with the provisions of the Internal Revenue Code based on a qualified independent appraisal of the securities contemplated in this transaction, to be selected and paid for by the Investor following the Closing.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to each Investor on and as of the date hereof and on and as of the Closing that:
     3.1 Subsidiaries. The Company does not directly or indirectly control or own any Equity Interest in any Subsidiary or any other Person.
     3.2 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Restated Articles of Incorporation (the “Restated Articles”), Restated Bylaws (“Restated Bylaws”) or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     3.3 Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder, including the issuance of the Securities at the Closing. Except as set forth on Schedule 3.3, the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereunder, including the issuance of the Securities at the Closing, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company or its Board of Directors (the “Board”) or shareholders of the Company. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will be) duly executed by the Company and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, to the extent a party thereto, enforceable against the Company, in accordance with its terms.
     3.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Securities at the Closing, do not and will not (i) conflict with or violate any provision of the Restated Articles or Restated Bylaws, (ii) except as set forth on Schedule 3.4, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) except as set forth on Schedule 3.4, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     3.5 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of any Transaction Document to which it is a party, other than (i) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, (ii) in connection with the Senior Indebtedness, and (iii) the requirements disclosed in Schedule 3.5, if any.
     3.6 Valid Issuance of the Securities. The Shares have been duly authorized, and when issued, sold, paid for and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all Liens other than restrictions on transfer under the Transaction Documents, Restated Articles and Restated Bylaws, and applicable state and federal securities laws. The Debenture has been duly authorized and when issued pursuant to this Agreement, will be validly issued and free and clear of all encumbrances and restrictions, other than restrictions on transfer under the Transaction Documents, Restated Articles and Restated Bylaws, and applicable State and federal securities laws.
     3.7 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans and all warrants, debentures and Common Stock Equivalents (on a pro forma basis immediately prior to giving effect to the transactions contemplated by the Transaction Documents), is set forth in Schedule 3.7. Except as set forth on Schedule 3.7, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as set forth on Schedule 3.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or any contract, commitment, understanding or arrangement by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in Schedule 3.7, the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Schedule 3.7, the transactions contemplated by the Transaction Documents, including the Registration Rights Agreement, will not trigger any registration rights that would require the Company to include any other securities in the registration statements contemplated by the Registration Rights Agreement.
     3.8 SEC Filings; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Filings”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes.

     3.9 Material Changes. Since January 30, 2010, except as set forth on Schedule 3.9 or except as specifically disclosed in the SEC Filings, there has not been and as of the Closing there has not been:
               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
               (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
               (iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;
               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company;
               (vi) any change or amendment to the Restated Articles or Restated Bylaws, or material change to any Material Contract by which the Company is bound or to which any of their respective assets or properties is subject;
               (vii) any labor difficulties or labor union organizing activities with respect to employees of the Company;
               (viii) the loss of the services of any key employee, or change in the composition or duties of the senior management of the Company;
               (ix) Any transaction entered into by the Company other than in the ordinary course of business;
               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or
               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
     3.10 Litigation. Except as disclosed in the SEC Filings, there are no pending Actions, suits or Proceedings against or affecting the Company or any of its properties, or officers, directors or any key employees in their respective capacities as officers, directors or key employees of the Company; and except as disclosed in the SEC Filings, to the Company’s Knowledge, no such Actions, suits or Proceedings are threatened or contemplated.

     3.11 Compliance. Except as set forth on Schedule 3.11, or as disclosed in the SEC Filings, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any of the Senior Indebtedness (other than defaults or violations that have been cured or waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) to the Company’s Knowledge, has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case in clauses (i), (ii) or (iii) as could not, individually or in the aggregate, have or could not reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations thereunder promulgated by the Commission.
     3.12 Agreements. Each of the Company’s Material Contracts, is in full force and effect and is valid, binding and enforceable in accordance with its terms, except where the failure to be in full force and effect or valid, binding or enforceable would not have and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.12, the Company is not in violation or default under any Material Contract and no event has occurred which with notice, lapse of time or both would constitute a violation or default thereunder.
     3.13 Real Property. The Company has provided a genuine copy of the lease of that certain Company store located on Fifth Avenue and 42 Street, New York, New York (the “New York City Lease”). The New York City Lease is in full force and effect and has not been modified, amended, or altered, in writing or otherwise. Neither the Company nor, to the Company’s Knowledge, any other party thereto is in default under any of the New York City Lease, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to a default by the Company thereunder.
     3.14 Internal Accounting Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures in accordance with item 307 of Regulation S-K under the Exchange Act for the Company’s fiscal quarter ended May 1, 2010 (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of

Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.
     3.15 Intellectual Property. Except as set forth in the SEC Filings or on Schedule 3.15, the Company owns, or has the valid license or other rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights used by the Company in its business (the “Intellectual Property Rights”), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others, except where such conflict or infringement would not have and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except as set forth in the SEC Filings or on Schedule 3.15, to the Company’s Knowledge, all Intellectual Property Rights owned or used by the Company are free of any adverse claims, rights or encumbrances as to the Company’s rights thereto.
     3.16 Environmental Matters. The Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.
     3.17 Tax Matters. The Company has prepared and duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports, and the Company has paid in full all taxes shown to be due on such returns or any assessment, deficiency notice, 30-day letter or similar notice received by it, except where such taxes are being protested in good faith by appropriate proceedings or where such reports and returns do not reflect that any tax is due and owing by the Company and except where the failure to file such reports and returns or pay such taxes would not have and could not reasonably be expected to have a Material Adverse Effect. All taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority. Except as set forth on Schedule 3.17, the Company is not a party to any pending Action by any governmental authority for the assessment of any tax, and no claim for assessment or collection of any tax has been asserted against the Company that has not been paid, except to the extent such Actions or claims, if adversely determined to the Company, will not have Material Adverse Effect on the Company or the conduct of its business. Except as set forth on Schedule 3.17, to the best of the Company’s Knowledge, there is no valid basis for any assessment, deficiency notice, 30-day letter or similar intention to assess any tax with respect to returns filed or required to be filed by the Company.
     3.18 Insurance. The Company maintains policies of insurance (including fire and casualty D and O) from reputable insurers in amounts and limits standard in its industry in light of the Company’s business activities and size, and the Company is not aware of any material gaps or material omissions in coverage or any denial of coverage with respect to a loss affecting the Company.
     3.19 Labor Matters. The Company is in compliance in all material respects with federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, or to Company’s Knowledge threatened, against or affecting the Company which could reasonably be expected to have a Material Adverse Effect on the Company or the conduct of its business. There are no pending or, to the Company’s Knowledge, threatened claims against the Company by any present, former or prospective employee arising out of the denial or termination of employment or any matters relating to any workplace environment of the Company or the actions or omissions of other employees of the Company (other than claims for worker’s compensation benefits as a result of workplace injuries), except claims which, if adversely determined to the Company, will not have and could not reasonably be expected to have a Material Adverse Effect.
     3.20 Pension Plans; ERISA. Except as set forth on Schedule 3.20, the Company has no Plans on the date hereof. The Company is in compliance in all respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to be in compliance would not result in a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan.
     3.21 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital purposes.
     3.22 No Broker. Except as set forth on Schedule 3.22, no Person has acted in the capacity of broker, advisor, investment banker or finder on behalf of the Company to bring about the negotiation or consummation of this Agreement. Any fee payable to a broker, advisor, investment banker or finder identified on Schedule 3.22 shall be paid by the Company.
     3.23 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of the Shares.
     3.24 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or would require such registration the under the Securities Act.
     3.25 Private Placement. Subject to the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the Securities Act.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:
     4.1 Organization; Authorization. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with requisite individual, corporate, or organizational power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations hereunder. The Transaction Documents, when executed and delivered by the Investor, shall constitute a valid and legally binding obligation of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.
     4.2 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.
     4.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, for investment purposes, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.
     4.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby and is able to fend for itself in connection with its investment in the Securities. The Investor is experienced in making private investments in public equities, similar to the purchase of the Securities hereunder.
     4.5 Disclosure of Information. The Investor acknowledges that the SEC Filings do not contain information regarding the Company and its business for the three months ended July 31, 2010, to the date hereof (the “Subsequent Events”). The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business, the terms and conditions of the offering of the Securities and Subsequent Events. The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings. The Investor acknowledges that it has been afforded the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Nothing contained in this Section 4.5 shall in any way restrict or limit the scope of the Company’s representations and warranties contained herein.
     4.6 Restricted Securities. The Securities may only be disposed of in compliance with state and federal securities laws. The Investor understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that, except as set forth in the Registration Rights Agreement, the Company has no current obligation to register or qualify the Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide the Company an opinion of counsel reasonably satisfactory to the Company.
     4.7 Nasdaq. The Investor understands that the Company has made no assurances that the Common Stock will continue to be listed on the Nasdaq. The Investor understands that the Common Stock has been suspended from trading on the Nasdaq, and that the Nasdaq has taken action which will result in the imminent delisting of the Common Stock, including the filing of a Form 25 by Nasdaq to strike the Common Stock from listing and registration under Section 12(b) of the Exchange Act. The Investor understands that the Company has made no assurances that a liquid market exists or will exist for the Securities.
     4.8 Legends. The Investor understands that the Shares may bear one or all of the following legends:
          (a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
          (b) “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A DEBENTURE AND STOCK PURCHASE AGREEMENT BETWEEN BAKERS FOOTWEAR GROUP, INC. (“BAKERS”) AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF BAKERS WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”
          (c) Any legend set forth in, or required by, the other Transaction Documents.

          (d) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
     4.9 Accredited Investor. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably required by the Company.
     4.10 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act.
     4.11 Prohibited Transactions. Since the time the Investor was first contacted regarding an investment in the Company regarding an investment in the Company until the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). The Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.
     4.12 Ownership. Except as provided herein, as of the date hereof, the Investor does not beneficially own or have the right to acquire any shares of the Common Stock. For purposes of this Section 4.12, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder.
     4.13 Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Investor has not relied on the business, legal advice or tax advice of the Company or any of the Company’s agents, counsel or Affiliates in making its investment decision hereunder. The Investor acknowledges that the Company makes no representations or warranties regarding the tax consequences of the Securities to the Investor.
     4.14 Principal Place of Business. The state or province in which its principal place of business of the Investor is located is identified in the address of the Investor set forth on the signature page hereto.

5. CERTAIN AGREEMENTS OF THE PARTIES.
     5.1 Securities Laws Disclosure; Publicity. The Company shall issue a press release reasonably acceptable to the Investor disclosing the transactions contemplated hereby within four Business Days of the date of this Agreement and timely file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby.
     5.2 Standstill Agreement. From and after the Closing Date until the earlier of (i) the 10th anniversary of the Closing Date, (ii) any public announcement (A) initiated by any Person (other than the Investor or its Affiliates) or “group”(within the meaning of Section 13(d) of the Exchange Act) announcing a proposal or offer to acquire a “controlling interest” (as hereinafter defined) in the Company, whether by merger, tender offer, proxy or otherwise (a “Change of Control Transaction”) or the intent to initiate a Change of Control Transaction, or (B) initiated by the Company that it is exploring the possibility of a sale of the Company or a Change of Control Transaction and (iii) the occurrence of a Bankruptcy Event (as defined in the Debenture), the Investor agrees not to, without the prior written consent of the Company, directly or indirectly, through an Affiliate or associates or any other Persons, or in concert with any Person, or as a participant in a “group” (within the meaning of Section 13(d) of the Exchange Act) purchase, offer to purchase, agree to purchase or otherwise acquire any shares of Common Stock or securities convertible into or exchangeable for Common Stock; provided, that this Section 5.2 shall not apply to the acquisition of the Shares as contemplated by this Agreement. Furthermore it is understood that the Investor may be deemed to have formed a “group” with Peter Edison by virtue of the Voting Agreement and this section shall not apply to any actions taken by such “group.” As used herein the term “controlling interest” means the beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of a majority of the outstanding Common Stock.
     5.3 Stock Ownership Restrictions. From and after the Closing Date until the 10th anniversary of the Closing Date, the Investor agrees that it will not acquire additional shares of Common Stock which would cause the Investor to own more than 19.999% of the then outstanding total number of issued and outstanding shares of Common Stock.
     5.4 Stock Transfer Restrictions.
          (a) The Investor shall not, in addition to the restrictions set forth elsewhere in this Agreement or the Transaction Documents (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, hypothecate or dispose of, directly or indirectly, any Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (“Transfer”) without the prior consent of the Company; provided, however, that the Investor may Transfer the Shares to any of its Affiliates, so long as such Affiliate shall agree in writing to be bound by all obligations of the Investor under this Agreement and the Transaction Documents with respect to the Shares transferred.

          (b) The Shares shall cease to be subject to the restrictions of Section 5.4(a) upon the earlier of the following to occur:
               (i) The second anniversary of the Closing Date; or
               (ii) The date of the CEO Termination.
          (c) The Investor shall not Transfer the Shares in violation of any applicable federal and state securities laws and regulations.
          (d) The Investor agrees that, until the Voting Agreement ceases to be a binding obligation of the Investor or its permitted successors and assigns, it will not Transfer in any one transaction or series of transactions to a single transferee or group of transferees known to the Investor to be affiliated, 5% or more of the then outstanding total number of issued and outstanding shares of Common Stock, unless each transferee executes and delivers to the Company an agreement in the form reasonably satisfactory to the Company which binds such transferee to the obligations of the Investor under the Voting Agreement and this Subsection 5.4(d).
          (e) In the event any stock dividend, stock split, recapitalization, reorganization or a similar transaction affecting the Common Stock, any new, substituted or additional securities which by reason of such transaction are distributed with respect to any Shares shall immediately be subject to the restrictions set forth in this Section 5.4.
     5.5 Debenture Transfer Restrictions.
          (a) Without the prior consent of the Company, the Debenture may not be Transferred until the earlier to occur of:
               (i) The second anniversary of the Closing Date; or
               (ii) The date of the CEO Termination.
          (b) Notwithstanding the foregoing, the Investor may assign its rights and delegate its duties under the Debenture in whole or in part to an Affiliate, so long as such Affiliate shall agree in writing to be bound by the terms and conditions of the Debenture, after notice duly given by the Investor to the Company; provided, that the Investor shall comply with Section 3 of the Debenture.
          (c) The Investor shall not Transfer the Debenture in violation of any applicable federal and state securities laws and regulations.
6. CONDITIONS PRECEDENT TO CLOSING.
     6.1 Conditions Precedent to Obligations of the Investor. The obligations of the Investor to purchase the Securities are subject to the satisfaction of each of the following conditions on or before the Closing:

          (a) Representations and Warranties True and Accurate as of the Closing. The representations and warranties of the Company contained herein shall be true and accurate in all material respects as of the Closing with the same force and effect as though made at such time, except to the extent that such representation or warranty speaks as of an earlier date.
          (b) Performance. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
          (c) Material Adverse Effects. There shall not have occurred after the date hereof any events, facts or circumstances which would constitute or result in a Material Adverse Effect as determined in the reasonable judgment of the Investor.
          (d) Legal Proceedings. No preliminary or permanent injunction or other order issued by a governmental body, and no statute, rule, regulation or executive order promulgated or enacted by a governmental body, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the sale and purchase of the Securities to the Investor. No Proceeding shall be pending or, to the Company’s Knowledge or the Investor, threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the sale and purchase of the Securities or seeking to obtain damages or other relief in connection with this Agreement.
          (e) Officer’s Certificate. The Company shall have delivered to the Investor a certificate signed by its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in this Section 6.1(a) — (d) above have been satisfied in all respects.
          (f) Secretary’s Certificate. The Company shall have delivered to the Investor copies of the Restated Articles and Restated Bylaws, each as amended to the date hereof and a copy of the resolutions duly adopted by the Board approving the execution and delivery of this Agreement and performance by the Company of all of the transactions contemplated hereby including, but not limited to, execution and delivery of the Debenture and the certificates representing the Shares, all certified by the Secretary of the Company.
          (g) Consents. The Company shall have received the written consent of the Senior Lenders with respect to the transactions contemplated by the Transaction Documents, which consents shall be in form and substance reasonably satisfactory to the Investor in its sole discretion.
          (h) Subordination Agreement. The Company, the Investor and Senior Lenders shall have entered into one or more mutually agreeable subordination agreement(s).
          (i) Qualifications. The Company shall have complied with all Commission regulations and obtained all necessary Blue Sky law permits, qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and obtained the consent of any regulatory authority, other than Nasdaq, required to consummate the transactions contemplated hereby.
          (j) Opinion of Company Counsel. The Investor shall have received from counsel to the Company an opinion, dated as of the Closing, and addressed to the Investor, in form and substance reasonably satisfactory to the Investor.

          (k) Voting Agreement. The Voting Agreement shall have been duly executed and delivered by the Company.
          (l) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the Company.
     6.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to sell the Securities are subject to the satisfaction of each of the following conditions on or before the Closing:
          (a) Representations and Warranties True and Accurate as of the Closing. The representations and warranties of the Investor contained herein shall be true and accurate in all material respects as of the Closing with the same force and effect as though made at such time.
          (b) Performance. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
          (c) Legal Proceedings. No preliminary or permanent injunction or other order issued by a governmental body, and no statute, rule, regulation or executive order promulgated or enacted by a governmental body, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the sale and purchase of the Securities. No Proceeding shall be pending or, to the Company’s Knowledge, threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the sale and purchase of the Securities or seeking to obtain damages or other relief in connection with this Agreement.
          (d) Subordination Agreement. The Investor and Senior Lenders shall have entered into one or more mutually agreeable subordination agreement(s).
          (e) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective.
          (f) Voting Agreement. The Voting Agreement shall have been duly executed by the Investor.
          (g) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed by the Investor.
7. MISCELLANEOUS.
     7.1 Fees and Expenses. At the Closing, the Company shall pay the reasonable fees and expenses of Investor in respect of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, due diligence, legal and accounting review, execution, delivery and performance of the Transaction Documents up to an aggregate amount equal to $100,000.00.

     7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, the obligations of each Investor under any confidentiality agreement entered into by the Investor with the Company shall continue to apply in accordance with the terms thereof.
     7.3 Notices. All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Central Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Central Time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as follows:

If to the Company:	Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
Facsimile No.: (314) 641-0390
Attention: Peter A. Edison

With a copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Facsimile No.: (314) 552-8295
Attention: J. Mark Klamer, Esq.
William L. Cole, Esq.

If to the Investor:	To the address and facsimile number set forth under the Investor’s name on the signature page hereto.

With a copy to:	McCarter & English, LLP
245 Park Avenue, 27th Floor
New York, New York 10167
Facsimile No.: (212) 935-5904
Attention: Stephen M. Fields, Esq.
     or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.
     7.4 Amendments; Waivers. Any term of this Agreement may be amended, terminated or waived only with the written agreement of the Company and the Requisite Holders; provided, that no such agreement shall (i) disproportionately affect the rights and obligations of any Investor relative to the rights and obligations of any other Investor under the Transaction Documents, or (ii) change any of the provisions of this Section or the definition of the term “Requisite Holders” required to amend, terminate or waive any rights hereunder. Any amendment, termination or waiver effected in accordance with this Section 7.4 shall be binding upon the Investor and each transferee of the Securities, each future holder of all such securities, and the Company.
     7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     7.6 Successors and Assigns. Except as expressly provided herein, this Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor (or its permitted successors and assigns), as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, acquiring some or all of such assigning Investor’s Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such assigning Investor to the Company; provided, further, that such assignment complies with Section 5 hereof and that such assignee shall comply with Sections 4.1 —4.14 and such assignee agrees to comply with Section 5 hereof, as applicable; and provided further, that no such assignment shall affect the obligations of such assigning Investor hereunder.
     7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement or the Securities (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the federal courts sitting in New York and state courts sitting in New York County, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
     7.9 Survival. Unless otherwise set forth in this Agreement, the representations, warranties, agreements and covenants contained herein shall survive execution and delivery of this Agreement and the Closing for a period until the Debentures have been paid in full.
     7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     7.12 [intentionally omitted]
     7.13 Limitation of Liability. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the liability of any party arising directly or indirectly, under any Transaction Document, of any and every nature whatsoever, shall be satisfied solely out of the assets of such party, and that no trustee, officer, other investment vehicle affiliated with such party or any investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of such party.
     7.14 Indemnity; Damage Waiver.
          (a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and the directors, officers, employees and agents of the Investor and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any Action, claim or Proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents or (ii) in relation to the Investor’s status as an investor in or owner of the Securities, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          (b) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action, Proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.14(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.
     7.15 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
     7.16 No Commitment for Additional Financing. The Company acknowledges and agrees that the Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any additional financing, investment or other assistance, other than the purchase of the Securities as set forth herein and subject to the conditions set forth herein. Subject to the restrictions contained in this Agreement, the Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other additional financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter A. Edison

Name: Peter A. Edison
Title: Chairman and Chief Executive Officer

INVESTOR:

STEVEN MADDEN, LTD.

By:	/s/ Arvind Dharia

Name: Arvind Dharia
Title: Chief Financial Officer

Address for Notice:

52-16 Barnett Avenue
Long Island City, New York 11104
Facsimile: 718-308-8201
Attn: Arvind Dharia
[Signature Page to the Note and Stock Purchase Agreement]

EXHIBIT A
DEBENTURE

EXHIBIT A
FORM OF DEBENTURE
THIS SUBORDINATED DEBENTURE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN (I) THAT SUBORDINATION AGREEMENT DATED AS OF AUGUST 26, 2010, BY AND AMONG BAKERS FOOTWEAR GROUP, INC., STEVEN MADDEN, LTD., AND BANK OF AMERICA, N.A. (“BA”), (II) THAT SUBORDINATION AGREEMENT DATED AS OF AUGUST 26, 2010, BY AND AMONG BAKERS FOOTWEAR GROUP, INC., STEVEN MADDEN, LTD., AND PRIVATE EQUITY MANAGEMENT GROUP, INC. (“PEMG”), AND (III) THAT SUBORDINATION AGREEMENT DATED AS OF AUGUST 26, 2010, BY AND AMONG BAKERS FOOTWEAR GROUP, INC., STEVEN MADDEN, LTD., AND THE HOLDERS OF CERTAIN SUBORDINATED CONVERTIBLE DEBENTURES DUE JUNE 30, 2012 AND DATED JUNE 26, 2007 IN THE AGGREGATE FACE AMOUNT OF $4,000,000 (THE “DEBENTURE HOLDERS”; TOGETHER WITH BA AND PEMG, THE “SENIOR LENDERS”) (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, COLLECTIVELY, THE “SUBORDINATION AGREEMENTS”), TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS SUBORDINATED DEBENTURE TO THE SENIOR LENDERS, AND THE HOLDER OF THIS SUBORDINATED DEBENTURE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENTS.
THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. MD-1	$5,000,000 Original Issue Date: August 26, 2010
BAKERS FOOTWEAR GROUP, INC.
SUBORDINATED DEBENTURE
          THIS DEBENTURE (this “Debenture") is being issued pursuant to the terms of that certain Debenture and Stock Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement"), dated as of August 26, 2010, by and

1

between Bakers Footwear Group, Inc., a Missouri corporation (the “Company") and the Investor (as hereinafter defined).
          FOR VALUE RECEIVED, the Company promises to pay to the order of Steven Madden, Ltd., a Delaware corporation, or its registered assigns (the “Investor"), the principal sum of Five Million Dollars ($5,000,000.00), on such dates as this Debenture is required to be repaid as provided hereunder, and to pay interest to the Investor on the principal amount of this Debenture outstanding from time to time in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:
          1. Definitions. In addition to the terms defined elsewhere in this Debenture: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated below:
     “Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company thereof; (b) there is commenced against the Company any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within (60) days; (e) under applicable law the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
     “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by any individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the Common Stock or the combined voting rights in the Company; (ii) a merger, consolidation, recapitalization or reorganization of the Company, or other similar transaction involving the Company, if following such transaction or series of transactions, the holders of the Company’s securities immediately prior to the first such transaction would not hold more than 50% of the Common Stock or voting rights in the surviving entity or acquirer of such assets; (iii) sale of all or substantially all assets of the Company; (iv) a replacement of more than 50% of the members of the Company’s board of directors in a single election of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals) other than pursuant to an actual or threatened proxy contest; or (v) CEO Termination.
     “Closing Date” means August 26, 2010.

2

     “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.
     “Default Rate” means the Interest Rate plus 2.00%.
     “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
               (i) the Company shall fail to pay, when the same becomes due and payable, principal in respect of this Debenture;
               (ii) the Company shall fail to pay, when the same becomes due and payable, interest, premiums, fees or other amounts in respect of this Debenture which failure continues unremedied for a period of five (5) Business Days after the date on which such payment is due;
               (iii) any of the Company’s representations and warranties set forth in the Purchase Agreement shall be incorrect in any material respect as of the Original Issue Date;
               (iv) the occurrence of a Bankruptcy Event;
               (v) so long as this Debenture is held by Steven Madden, Ltd., failure to pay when due $100,000 if and when payable to Steven Madden, Ltd. in respect of the Company’s obligations in respect of the Security Instrument;
               (vi) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company and the same shall remain undischarged and unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce such judgment.
     “Original Issue Date” has the meaning set forth on the face of this Debenture.
          2. Principal and Interest.
          (a) The Company shall pay the principal amount of this Debenture to the Investor as follows, except that if any of the following dates are not a Business Day, then such payment shall be payable on the next succeeding Business Day:
               (i) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) on or prior to August 31, 2017;
               (ii) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) on or prior to August 31, 2018;

3

               (iii) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) on or prior to August 31, 2019; and
               (iv) The sum of the then remaining principal balance of this Debenture and all accrued and unpaid interest, on or prior to August 31, 2020.
          (b) The Company shall pay interest to the Investor on the aggregate then outstanding principal amount of this Debenture at the rate of 11.00% per annum (the “Interest Rate"), payable quarterly in cash in arrears on each March 31, June 30, September 30 and December 31, beginning December 31, 2010, except that if any of such dates are not a Business Day, then such payment shall be payable on the next succeeding Business Day. Interest shall be calculated on the basis of a 360 day year consisting of twelve (12) 30-day months and shall accrue daily commencing on the Original Issue Date. Except as set forth in Section 7 hereof, the Debenture may not be prepaid prior to maturity.
          3. Registration of Transfers and Exchanges. This Debenture may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended, or an exemption from such registration. Subject to such restrictions, the Company shall register (or allow the registration of) the transfer of any portion of this Debenture upon surrender of this Debenture to the Company, properly endorsed, at its address for notice set forth herein together with delivery of the duly executed Debenture Assignment Form attached hereto as Exhibit A and in compliance with Section 11(a). Upon any such registration or transfer, a new Debenture, in substantially the form of this Debenture (any such new debenture, a “New Debenture"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Debenture. In connection with the transfer of any portion of this Debenture, the Company shall be entitled to reasonable assurance, including an opinion of counsel reasonably acceptable to the Company, that such transfer complies with applicable federal and state securities laws. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.
          4. Events of Default.
          (a) At any time or times following the occurrence and during the continuance of an Event of Default (other than under clause (iv) of such defined term, for which Section 4(b) shall apply) the Investor may by written notice to the Company (an “Event Notice"), declare the Debenture and all accrued interest thereon immediately due and payable and require the Company to purchase all or any portion of the outstanding principal amount of this Debenture, as indicated in such Event Notice, at a purchase price in dollars in cash as follows (as applicable, the “Event Price"):
               (i) If such Event Notice is received by the Company on or prior to the first (1st) anniversary of the Closing Date, then 102% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of purchase;

4

               (ii) If such Event Notice is received by the Company after the first (1st) anniversary and on or prior to the second (2nd) anniversary of the Closing Date, then 101% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of purchase; or
               (iii) If such Event Notice is received by the Company after the second (2nd) anniversary of the Closing Date, then 100% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of purchase.
The Company shall pay the Event Price to the Investor (free of any claim of subordination) no later than the third (3rd) Business Day following the date of delivery of the Event Notice, and upon receipt thereof, the Investor shall deliver the original Debenture so repurchased to the Company.
          (b) Upon the occurrence of any Bankruptcy Event with respect to the Company, all outstanding principal and accrued and unpaid interest on this Debenture and other amounts then owing under the Transaction Documents shall immediately become due and payable in full in dollars in cash (free of any claim of subordination, except as set forth in Section 5 below), without any action by the Investor, and the Company shall immediately be obligated to repurchase this Debenture held by such Investor at the Event Price pursuant to the preceding subsection 4(a)(iii) as if the Investor had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.
          (c) Upon the occurrence of any Event of Default, all amounts outstanding under this Debenture, including any interest, fees, or costs which are not paid when due, will, bear interest at the Default Rate.
          (d) In connection with any Event of Default, the Investor need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind (other than the Event Notice), and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.
          5. Ranking. This Debenture ranks junior to (i) the Senior Indebtedness, (ii) any indebtedness incurred to amend or refinance the Senior Indebtedness, and (iii) any other indebtedness for borrowed money incurred after the Closing Date, unless the documentation providing for such other indebtedness expressly states that it is junior to this Debenture. Notwithstanding anything to the contrary herein, the Company and the Investor agree that the payment of all amounts hereunder is subject to the Subordination Agreements. Investor acknowledges and agrees that notwithstanding anything herein or in the Transaction Documents to the contrary, the Company shall be entitled to fully utilize its Senior Indebtedness (including any amendments thereto or refinancing, replacing or refunding with new lenders and any expansions thereof).

5

          6. Security. This Debenture is secured by a Collateral Assignment of Leases and Rents (the “Security Instrument”) dated of even date herewith, executed by the Company.
          7. Prepayment. This Debenture may be prepaid, in whole or in part, at any time, as follows:
               (i) If such prepayment is received by the Investor on or prior to the first (1st) anniversary of the Closing Date, then 102% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of prepayment;
               (ii) If such prepayment is received by the Investor after the first (1st) anniversary and on or prior to the second (2nd) anniversary of the Closing Date, then 101% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of prepayment; or
               (iii) If such prepayment is received by the Investor after the second (2nd) anniversary of the Closing Date, then 100% of such outstanding principal amount, plus all accrued and unpaid interest thereon through the date of prepayment.
          8. Mandatory Redemption. Upon the occurrence of a Change in Control, the Company shall give the Investor prompt notice (the “Mandatory Repurchase Notice"), and in any case, within ten (10) Business Days after the Company has knowledge of the occurrence of a Change in Control. Such Mandatory Repurchase Notice shall (a) describe in reasonable detail the nature of the Change in Control and (b) offer the Investor the irrevocable right, at the Investor’s option, to require the Company to repurchase all or any part of this Debenture at a purchase price equal to 101% of the outstanding principal amount outstanding, together with accrued and unpaid interest to the date of repurchase. Investor may exercise such option only by delivery of written notice to the Company within ten (10) Business Days of the date of the Mandatory Repurchase Notice. Such repurchase by the Company shall be made between thirty (30) and ninety (90) days after the date of the Mandatory Repurchase Notice.
          9. Financial Statements, Reports, Certificates. The Company shall furnish to the Investor within ninety (90) days after the end of each fiscal year, statements of income and cash flows of the Company for such fiscal year, and balance sheets of the Company as of the end of such fiscal year, all prepared in accordance with GAAP consistently applied. Documents required to be delivered to the Investor pursuant to this Section 9 shall be deemed to be have been delivered on the date on which the Company posts such documents, or provides a link thereto, on the Security and Exchange Commission’s website.
          10. Notices. Any and all notices or other communications or deliveries hereunder shall be made in accordance with Section 7.3 of the Purchase Agreement.
          11. Miscellaneous.
          (a) This Debenture may not be Transferred until the earlier to occur of:
               (i) The second anniversary of the Closing Date; or

6

               (ii) CEO Termination.
Notwithstanding the foregoing, the Investor may assign its rights and delegate its duties under the Debenture in whole or in part to an Affiliate, so long as such Affiliate shall agree in writing to be bound by the terms and conditions of the Debenture, after notice duly given by the Investor to the Company; provided, that the Investor shall comply with Section 3 of the Debenture. The Investor shall not Transfer the Debenture in violation of any applicable federal and state securities laws and regulations. Upon the written request of the Investor, the Company shall reasonably cooperate in assisting the Investor in obtaining any necessary third party consents in connection with any transfer or assignment of this Debenture in respect of the Security Instrument; provided, however, that each party shall bear their own costs or expenses incurred in connection therewith and the Company shall have no liability if such consent is not obtained.
          (b) Subject to Section 11(a), above, nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Investor.
          (c) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings shall be commenced exclusively in the federal courts sitting in the State of New York, and the state courts sitting in the New York County, New York (collectively, the “New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 7.3 of the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING. The prevailing party in a proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.
          (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.
          (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be

7

a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.
          (f) No provision of this Debenture may be waived, amended or otherwise modified except in accordance with the requirements set forth in the Purchase Agreement. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
          (g) To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under this Debenture. Notwithstanding any provision to the contrary contained in this Debenture, it is expressly agreed and provided that the total liability of the Company under this Debenture for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Debenture exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Debenture is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to this Debenture from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by this Debenture, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.
[Signature Page Follows]

8

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

BAKERS FOOTWEAR GROUP, INC.
By:
	Name:	Peter A. Edison
	Title:	Chairman and Chief Executive Officer

9

EXHIBIT A
DEBENTURE ASSIGNMENT FORM
     FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers to the transferee named below, this Debenture together with all right, title and interest therein. The transferee represents that it is an “accredited investor” as defined in Rule 501 of Regulation D, as amended, under the Securities Act of 1933, agrees to be bound by the terms and conditions of this Debenture and agrees not to transfer this Debenture except in compliance with the applicable requirements of the Securities Act of 1933, as amended.
     Dated:

[NAME	OF DEBENTURE HOLDER]

By:
Signature
Name:
(Please Print)
Address:

TRANSFEREE:

Name:
(Please Print)
Address:

10

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of August, 2010, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and Steven Madden, Ltd., a Delaware corporation (the “Securityholder”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Debenture and Stock Purchase Agreement dated as of August 26, 2010 (the “Purchase Agreement”), by and between the Securityholder and the Company, the Securityholder has purchased 1,844,860 shares of common stock of the Company, par value $0.0001 per share (the “Shares”).
     WHEREAS, as a condition to closing the transactions contemplated by the Purchase Agreement, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Securityholder with respect to registration under the Securities Act of 1933, as amended, of the Shares issued to the Securityholder.
     NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
     1. Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings:
          (a) “Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission issued under the Act.
          (b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.
          (c) “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York and Missouri are authorized or required by law or other governmental action to close.
          (d) “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Act.
          (e) “Common Stock” shall mean shares of the Company’s Common Stock, $0.0001 par value per share.

          (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations of the Commission issued under the Exchange Act.
          (g) “Free Writing Prospectus” shall have the meaning ascribed to such term in Rule 405 under the Act.
          (h) “Holder” means (a) the Securityholder, and (b) any other person holding Registrable Securities to whom the registration rights set forth in this Agreement have been transferred pursuant to Section 8.
          (i) “Participating Holder” means any Holder of any Registrable Securities included in a registration.
          (j) “Person” means any individual, corporation, partnership, limited liability company, trust or any other incorporated or unincorporated entity or organization of any kind.
          (k) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and all other amendments and supplements to the prospectus.
          (l) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement.
          (m) “Registrable Securities” means the Shares (and any stock or securities issued with respect to such Shares by reason of a stock dividend, stock split, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise); provided, however, that Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a Registration Statement or Section 4(1) of the Act or Rule 144 (or any combination thereof).
          (n) “Registration Commencement Date” means the earlier of (i) May 1, 2012, and (ii) the date of the end of employment of Peter A. Edison as the Chief Executive Officer of the Company.
          (o) “Registration Expenses” shall mean all reasonable and customary expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange or Financial Industry Regulatory Authority registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum); (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or automated quotation system; and (v) the fees and disbursements of counsel for the Company, the independent public accountants of the Company and one counsel for the Holders of the Registrable Securities included in such registration. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer and income taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.
          (p) “Registration Statement” means any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Act, including any Prospectus, and all amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.
          (q) “Rule 144” means Rule 144 under the Act (or any successor rule that may be adopted by the Commission ).
          (r) “Rule 145” means Rule 145 under the Act (or any successor rule that may be adopted by the Commission ).
          (s) “Rule 415” means Rule 415 under the Act (or any successor rule that may be adopted by the Commission ).
          (t) “Rule 424” means Rule 424 under the Act (or any successor rule that may be adopted by the Commission ).
          (u) “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415.
          (v) “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Act.
     2. Demand Registrations.
          (a) Requests for Registration. At any time on or after the Registration Commencement Date, until the tenth anniversary of the Registration Commencement Date, as set forth in this Section 2, the Holders of a majority of the Registrable Securities may in writing request registration under the Act of all or part of their Registrable Securities. Each request for registration shall state that it is being made pursuant to this Section 2 and shall specify the number of Registrable Securities requested to be registered. Within ten days after such notice has been given, the Company shall give written notice to all other Holders, if any, of such requested registration. Each such Holder shall have the right, by giving written notice to the Company within 30 days after the Company gives its notice, to elect to have included in such registration such of its Registrable Securities as such Holder may request in such notice of election. Upon a request for a Demand Registration, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration, in accordance with Section 4, of all Registrable Securities which the Company has been requested to so register; provided that the Company shall within ninety (90) days of such request file with the Commission a Registration Statement covering all securities to be included therein, unless the Company is otherwise permitted hereunder to delay such filing. Each registration requested pursuant to this Section 2 is referred to herein as a “Demand Registration.” If the Company notifies the Holders in writing, prior to a request for a Demand Registration from the Holders, of the Company’s intent to register securities with the Commission, and the Company effects a registration in accordance with Section 3, the Holders’ request shall be governed by Section 3 and shall not constitute a Demand Registration. The parties hereto acknowledge that the Company is a party to other registration rights agreements and similar agreements, and that the Company shall be entitled to register under a Registration Statement any other securities required to be registered pursuant to any other such agreements, including pursuant to “piggy-back” rights granted prior to the date hereof.
          (b) Limitations on Demand Registrations.
(A) The Company shall be required to effect an unlimited number of Demand Registrations; provided, however, the maximum number of Demand Registrations that the Company shall be required to effect during any period(s) when the Company is not then eligible to utilize Form S-3, or any successor form, to register the Registrable Securities shall be limited to two;
(B) If the Board of Directors of the Company, acting in good faith, determines that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand Registration would (A) materially and adversely interfere with any previously announced business combination transaction involving the Company, or (B) result in the premature disclosure of any material pending financing, acquisition, corporate reorganization or any other corporate development or other events involving the Company or any of its subsidiaries that the Company has a bona fide business purpose for preserving as confidential; then, in either such event, the Company shall promptly give the Holders written notice of such determination. The Company shall thereupon have the right to delay the filing or the effectiveness (but not the preparation) of the Registration Statement for the Demand Registration for a reasonable period of time, but in no event more than 90 days after the date that the request for a Demand Registration was made; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period, other than pursuant to a Registration Statement on Form S-8; and provided further that in the event of such delay, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and responsibility for Registration Expenses incurred by the parties prior to such delay shall be allocated in accordance with Section 2(e). The Company may not exercise this right to delay a Demand Registration more than once during any period of twelve consecutive months.
          (c) Underwriting Requirements. In connection with any Demand Registration involving an Underwritten Offering, the Company shall (together with all Holders proposing to distribute their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national or regional standing selected for such Underwritten Offering by the Holders of a majority of the Registrable Securities proposed to be sold pursuant to such Demand Registration and reasonably acceptable to the Company. If a Demand Registration is an Underwritten Offering and the representative of the underwriters advises the Holders in writing that marketing or other customary factors, including, but not limited to, the price at which such securities will be sold, require a limitation of the number of Registrable Securities to be included in the registration and Underwritten Offering, then, the number of shares of Common Stock that may be included in an Underwritten Offering shall be allocated among all Holders and all other participants in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in the registration by such Holders and participants; provided that in no event shall the Registerable Securities of the Securityholder included in such Registration Statement be less than 50% of the Registrable Securities requested to be included therein. Also, in the event that the underwriter requires a limitation of 10% or more in the number of Registrable Securities to be included in the registration and Underwritten Offering in an offering that would otherwise be pursuant to a Demand Registration, such registration of shares shall not constitute a Demand Registration.
          (d) Expenses of Demand Registration. Except as provided in Section 2(e), all Registration Expenses incurred in connection with a Demand Registration shall be borne by the Company. Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion as the amount of Registrable Securities owned by such Holder which are included in the Demand Registration bears to the amount of Registrable Securities owned by all Holders which are included in the Demand Registration.
          (e) Withdrawal of Demand Registration. Holders of a majority of the Registrable Securities proposed to be registered in a given Demand Registration may elect to withdraw such Demand Registration at any time prior to registration by giving written notice thereof to the Company. Any Demand Registration so withdrawn shall not constitute a Demand

Registration hereunder. The Registration Expenses incurred in any withdrawn Demand Registration shall be borne solely by the Holders, unless (i) the Holders agree to forfeit their right to a Demand Registration, in which case all such Registration Expenses shall be borne by the Company, (ii) the Demand Registration was withdrawn as a result of the election of the Company to delay the registration in accordance with Section 2(b)(B), in which case all such Registration Expenses shall be borne by the Company and, in addition, the Company shall pay all of the reasonable fees and disbursements of counsel to the Holders incurred prior to such delay, or (iii) the Company continues to pursue such registration with respect to securities to be sold for the Company’s own account or the account of others, in which case all such Registration Expenses shall be borne by the Company.
     3. Piggyback Registrations.
          (a) Company Obligations. If the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a Registration Statement: (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans or similar plans only), the Company shall each such time promptly give the Holders written notice of such determination to effect such a registration not later than 30 days prior to the anticipated date of initial filing with the Commission of the Registration Statement. Upon the written request of any of the Holders given within 20 days after the date that the Company gives its notice, as part of the registration to which such notice relates, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration of all Registrable Securities that the Holders have requested to be registered. The Company’s obligations under this Section 3(a) shall commence on the Registration Commencement Date and shall terminate on the tenth anniversary of the Registration Commencement Date.
          (b) Underwritten Offerings. If the registration of which the Company gives notice is for an Underwritten Offering, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of the Holders to registration pursuant to this Section shall be conditioned upon the Holders’ agreeing to participate in such Underwritten Offering upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registrable Securities in the Underwritten Offering to the extent provided herein. The Holders proposing to distribute securities through such Underwritten Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing or other customary factors, including the price at which such securities will be sold, require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and Underwritten Offering in accordance with the provisions of this Section. The Company shall so advise the Holders distributing securities through such Underwritten Offering, and the number of Registrable

Securities that may be included in the registration and Underwritten Offering on behalf of the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders requested to be included in the registration; provided that in no event shall the Registerable Securities of the Securityholder to be included in such Registration Statement be less than 50% of the Registrable Securities requested to be included therein. If the Holders disapprove of the terms of any such Underwritten Offering, then the Holders may elect to withdraw therefrom by giving written notice to the Company and the underwriter. Any securities so excluded or withdrawn from such Underwritten Offering shall be withdrawn from such registration.
          (c) Expenses of Piggyback Registrations. In the case of any registration effected pursuant to this Section 3, all Registration Expenses incurred in connection therewith shall be borne by the Company, except that Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion which the Registrable Securities owned by such Holder which are included in the registration bears to the Registrable Securities owned by all Holders which are included in the registration.
     4. Registration Procedures. If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Act as provided in this Agreement, the Company shall as expeditiously as reasonably possible:
          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the methods of distribution thereof intended by the Holders participating in such registration, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;
          (b) prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act for a Shelf Registration (if available) if requested by the Holders of a majority of the Registrable Securities to be included in such registration, or otherwise necessary to keep such Registration Statement effective to permit the methods of distribution intended by the Holders participating in such registration for at least 90 days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in the manner reasonably requested by the Holders of a majority of the Registrable Securities to be included in such registration until the earlier of (x)

such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition, and (y) the expiration of nine months after the effective date of such Registration Statement (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Participating Holders, the managing underwriter, if any, and their respective counsel for review and comment, copies of all documents proposed to be filed;
          (c) furnish to the Participating Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any preliminary Prospectus, Prospectus or Prospectus supplement and such other documents as the Participating Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Participating Holders or underwriters (the Company hereby consenting to the use (subject to the limitations set forth in Section 4(h) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);
          (d) use its reasonable best efforts to register or qualify the sale of such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as the Participating Holders shall reasonably request, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(d), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;
          (e) enter into an underwriting agreement in customary form as reasonably requested by Holders;
          (f) cause the Company’s counsel and independent accountants to deliver to the underwriters opinions and comfort letters in customary form as required by any underwriting agreement entered into by the Holders and the Company;
          (g) participate in “road shows” and similar presentations as reasonably requested by the underwriters;
          (h) notify the Participating Holders, at any time when a Prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in Section 4(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (i) notify the Participating Holders as soon as reasonably possible:
(A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(B) of any request by the Commission or any other Federal or state governmental authority for additional information;
(C) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus;
(D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes; and
(E) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose.
          (j) use its reasonable best efforts to cause all such Registrable Securities to be listed or quoted on a national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed or quoted, if such Registrable Securities are not already so listed or quoted;
          (k) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use all commercially reasonable efforts promptly to obtain its withdrawal.
     5. Obligations of Holders.
          (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration

(including registration under “blue sky” laws) of such Registrable Securities and shall execute such documents in connection with such registration as the Company may be reasonably required to effect such registration. At least seven (7) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. Each Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement. If a Holder fails to fulfill its obligations under the preceding sentence, the Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement.
          (b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
          (c) Each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(h) or 4(i)(C)-4(i)(E) hereof or the commencement of any Black-Out Period (as defined herein), forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until otherwise notified by the Company or until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 4(h) or 4(i)(C)-4(i)(E) hereof, and, if reasonably so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder acknowledges and agrees that it will comply with any prospectus delivery requirements of the Act as applicable to it in connection with sales of Registrable Securities.
     6. Lock-Up Period Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Holders agree in connection with any underwritten registration of the Company’s securities (other than pursuant to a Registration Statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans and similar plans only) and provided that (A) all officers and directors of the Company and all other persons with registration rights enter into similar agreements, and (B) nothing contained herein shall prohibit any holder of Registrable Securities from transferring any Common Stock to a trust established for estate planning purposes so long as the trust executes a similar undertaking, that, upon the request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for up to 180 days after the effective date of such registration, provided, however, that such transfer restrictions shall not apply to any privately negotiated transaction that complies with applicable securities laws and to which the managing underwriters do not reasonably object.. Notwithstanding anything to the contrary set forth herein, the terms of this Section 6 may not be amended or modified, directly or indirectly, without the express written consent of each Holder of Registrable Securities detrimentally affected by such amendment or modification and any such amendment or modification made without such Holder’s consent shall not be applicable to that Holder.
     7. Rule 144 Reporting. With a view toward making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act until the earlier of: (A) six months after such date as all of the Registrable Securities may be resold without any volume limitation or (B) such date as all of the Registrable Securities shall have been resold;
          (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and
          (c) so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
     8. Transfer of Registration Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. This Agreement may not be assigned by any Holder (whether by operation of law or otherwise) without the prior written consent of the Company, provided, however, that any Holder may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, provides written notice of assignment to the Company promptly after such assignment is effected, and such transfer complies with any transfer restrictions in the Purchase Agreement. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Holders of a majority of Registrable Securities, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Holders of a majority of the Registrable Securities, after notice duly given by the Company to each Holder.
     9. Black-Out Period. Notwithstanding anything to contrary herein, for not more than thirty (30) consecutive days or for a total of not more than 60 days in any 12-month period, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time, or, in the Company’s discretion, if the Company determines that an event described in Section 4(h) has occurred (a “Black-Out Period”); provided, that the Company shall promptly (a) notify the Holders in writing of the existence of (but in no event, without the prior written consent of an Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding) a Black-Out Period, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Black-Out Period and (c) use commercially reasonable efforts to terminate a Black-Out Period as promptly as practicable.
     10. Confidentiality. No Holder may use any confidential information received by it pursuant to this Agreement or the Purchase Agreement (including notices pursuant to Sections 4(h) or 9 hereof) in violation of the Securities Exchange Act of 1934 or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided an opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Holder. Each Holder at the Company’s expense agrees to comply with the Securities Act of 1933 and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 10 shall survive the expiration or termination of this Agreement.
     11. General Indemnification.
          (a) In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Holders, including but not limited to each Person, if any, who controls a Holder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Holder or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or Free Writing Prospectus furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of any Holder or any such control person for inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 4(h), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected, and (ii) each Holder, severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of such Holder or any such control person for the inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 4(h), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.
          (b) Notice of, and Procedures for, Collecting Indemnification. Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.
          (c) Contribution. If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) and (b) hereof, other than as expressly set forth above, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims or damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder(s) on the other hand from the offering of the Registrable Securities, and any other securities included in the Registration Statement which gave rise to such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total net proceeds from the offering (before deducting expenses) received by the Holder(s), in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and the Holder(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or by the Holder(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     12. Notices. All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Central Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Central Time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as follows:
     If to the Company:
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
Facsimile No.: (314) 641-0390
Attention: Peter A. Edison
     With a copy to:
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Facsimile No.: (314) 552-8295
Attention: J. Mark Klamer, Esq.
                    William L. Cole, Esq.
     If to a Holder:
          To the address, facsimile number or e-mail address set forth under the Holder’s name on the signature page hereto;
     or such other address, facsimile number or e-mail as may be designated in writing hereafter, in the same manner, by such Person.
     13. Amendment and Waiver. Subject to the last sentence of Section 15 and except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities.

     14. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
     15. Binding on Successors and Assigns. Except as set forth in Section 8, no party may assign any of its rights or delegate any of its duties under this Agreement without the prior consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof. Additional persons may join in this Agreement as Holders to the extent provided in the Purchase Agreement.
     16. Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.
     17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     18. Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of New York, determined without reference to conflicts of law principles.
* * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAKERS FOOTWEAR GROUP, INC.:

By:

Name: Peter A. Edison
Title: Chairman and Chief Executive Officer

STEVEN MADDEN, LTD.:

By:

Name: Arvind Dharia
Title: Chief Financial Officer

Address for Notice:

52-16 Barnett Avenue
Long Island City, New York 11104
Facsimile: 718-308-8201
Attn: Arvind Dharia
email: arvinddharia@stevemadden.com
[Signature page to the Registration Rights Agreement]

EXHIBIT C
VOTING AGREEMENT

VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”), dated as of August 26, 2010, is between Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), Peter A. Edison (“Edison”) and Steven Madden, Ltd., a Delaware corporation (the “Investor”).
Background
     The Company and the Investor are entering into a Debenture and Stock Purchase Agreement (the “Purchase Agreement”) dated as of August 26, 2010 (the “Effective Date”), pursuant to which the Company desires to sell to the Investor and the Investor desires to purchase from the Company shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), and notes in the aggregate principal amount of $5,000,000. A condition to the Company’s obligations under the Purchase Agreement is that the Investor enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Definitions.
          (a) “Affiliate” shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (b) “Matter” shall mean any item that comes before the holders of Voting Securities at a regular, annual, or special meeting, or any adjournment thereof, of holders of Voting Securities, or that comes before them by written consent, whether for majority, plurality, unanimous or other vote, and whether or not duly announced by notice or agenda. “Matter” shall include, but not be limited to: the election of directors, the calling, postponement, or adjournment of meetings; the sale of the Company’s stock or assets; any merger, consolidation, dissolution, liquidation or business combination of the Company; the adoption of amendments to the Company’s articles of incorporation or bylaws; any change in the authorized capital structure of the Company or of the classes or series of shares authorized or of the rights, privileges and preferences thereof; the issuance of debt securities of the Company; the adoption of any employee benefit or incentive plan, the selection or approval of independent public accountants, or the execution of a loan or line of credit agreement by the Company.
          (c) The Investor shall be deemed to “Own” or to have acquired “Ownership” of or to be the “Owner” of a security if such Investor or an Affiliate of the Investor: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
          (e) “Voting Securities” shall mean all shares of Common Stock and any other securities of the Company or any of its successors entitled to vote generally in the election of directors, and securities exercisable for and convertible into such securities, in each case now or hereafter outstanding, that are Owned by the Investor.
     2. Voting. With respect to all Matters, the Investor will vote (or cause to be voted) all Voting Securities in the same manner as Peter A. Edison. As soon as reasonably practicable prior to a regular, annual, or special meeting of holders of Voting Securities in which a Matter will come before such holders (including by written consent), Peter A. Edison shall notify Investor (by means of communication which shall be in Peter A. Edison’s sole discretion and may include, without limitation, electronic mail) how Peter A. Edison intends to vote with respect to each such Matter.
     3. Term. The term of this Agreement shall commence on the Effective Date and shall remain in full force and effect until the earlier of the date that (a) Peter A. Edison is no longer Chief Executive Officer of the Company and (b) Investor no longer Owns any Voting Securities.
     4. Remedies.
          (a) Irrevocable Proxy. The Investor hereby constitutes and appoints Peter A. Edison, acting solely in his individual capacity, with full power of substitution, as the proxy of Investor with respect to the matters set forth herein, and hereby authorizes him to represent and to vote, if and only if the Investor (i) fails to vote (including, without limitation, due to Peter A. Edison’s failure or inability, due to reasonable circumstances, to timely deliver the notice required by Section 2) or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of such Investor’s Voting Securities in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement expires. The Investor hereto hereby revokes any and all previous proxies with respect to the Voting Securities and shall not hereafter, unless and until this Agreement expires, purport to grant any other proxy or power of attorney with respect to any of the Voting Securities, deposit any of the Voting Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Securities, in each case, with respect to any of the matters set forth herein.
          (b) Specific Enforcement. The Investor acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Investor in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2

          (c) Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     5. Miscellaneous.
          (a) Amendments, Waivers, Etc. This Agreement may not be amended or otherwise modified, except by a written document executed by the parties hereto.
          (b) Transfers. Except as contemplated in the Purchase Agreement and that certain Registration Rights Agreement of even date herewith between the Investor and the Company (the “Registration Rights Agreement”), the Investor agrees that until this Agreement ceases to be a binding obligation of the Investor or its permitted successors and assigns, it will not Transfer (as such term is defined in the Purchase Agreement) in any one transaction or series of transactions to a single transferee or group of transferees known to the Investor to be affiliated, any Voting Securities constituting 5% or more of the then outstanding total number of issued and outstanding shares of Common Stock, unless each transferee executes and delivers to the Company an agreement in the form reasonably satisfactory to the Company which binds such transferee to the obligations of the Investor under this Agreement.
          (c) Successors and Assigns; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that if the Investor Transfers any Voting Securities to an Affiliate in accordance with the Purchase Agreement, the Investor may assign its rights, interests and obligations hereunder to any of such Affiliate, provided that the Investor also complies with Section 5(b) of this Agreement.
          (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
          (e) Legend on Share Certificates. Each certificate representing the Common Stock issued to the Investor shall be endorsed by the Company with a legend reading substantially as follows:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST MAY BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF

3

THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”
The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Common Stock issued to the Investor to bear the legend required by this Section 5(e), and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing such shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Common Stock to bear the legend required by this Section 5(e) herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.
          (f) Governing Law. This Agreement shall governed by and be construed in accordance with the substantive laws of the State of Missouri applicable to contracts executed and performed entirely within the state by Missouri, without reference to its choice of law rules.
          (g) Consult with Investor. Each of the Company, Edison and Investor shall cooperate fully with one another to achieve the timely filing of any Schedule 13D that may be required and any required amendments to any such Schedule, and each party shall be responsible for the completeness and accuracy of the information concerning such party contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other party contained therein. Edison or the Company shall provide the Investor with the contents of any proposed filing with the Commission that describes or refers to this Agreement, including but not limited to Schedule 13D and any amendments thereto, at least two Business Days prior to its filing with Commission, and shall obtain the Investor’s consent with respect to such filing, which consent shall not be unreasonably withheld, delayed or conditioned.

4

     IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

BAKERS FOOTWEAR GROUP, INC.
By:
	Name:	Peter A. Edison
	Title:	Chairman and Chief Executive Officer

Peter A. Edison

STEVEN MADDEN LTD.
By:
	Name:	Arvind Dharia
	Title:	Chief Financial Officer
[Signature Page to Voting Agreement]

Schedule 3.3—Authorization; Enforcement
1. Nasdaq. The Company has received notice that the Company’s Common Stock will be delisted from the Nasdaq Capital Market (“Nasdaq”), and on August 17, 2010, Nasdaq filed a Form 25 with the Securities and Exchange Commission to complete the delisting of the Company’s Common Stock. The Company will not comply or seek compliance with the requirements of the Nasdaq to enter into the Transaction Documents, including, without limitation, requirements relating to shareholder approval.

1

Schedule 3.4—No Conflicts
1.	Nasdaq. The information set forth under Item 1 of Schedule 3.3 is incorporated by reference herein.

2.	Bank of America. The Company will receive the consent of Bank of America, N.A. to enter into this Agreement and consummate the transactions contemplated hereby. The Company will enter into a subordination agreement in connection therewith. The Company will also obtain consent from Bank of America, N.A. to enter into an amendment to the Second Lien Credit Agreement dated February 1, 2008 by and among the Company, GVECR II 2007 E Trust dated December 17, 2007, as described below.

3.	Private Equity Management Group, Inc. The Company will receive the consent of Private Equity Management Group, Inc. and/or GVECR II 2007 E Trust dated December 17, 2007 to enter into this Agreement and consummate the transactions contemplated hereby. The Company will enter into a subordination agreement and any required amendment or consent in respect of the Second Lien Credit Agreement dated February 1, 2008 by and among the Company, GVECR II 2007 E Trust dated December 17, 2007 in connection therewith that will change the date of full repayment to such lender from February 2011 to January 2011.

4.	$4 Million Aggregate Principal Amount of Subordinated Convertible Debentures. The Company will receive the consent of the holders of the Company’s $4 million aggregate principal amount of subordinated convertible debentures (the “Debentureholders”) that were issued on June 26, 2007 to enter into this Agreement and consummate the transactions contemplated hereby. The Company, the Investors and the Debentureholders) will enter into a subordination agreement in connection therewith. Promptly after the Closing Date, the Company will deliver a notice to each of the Debentureholders which calculates the change in the conversion price of each debenture.

5.	Collateral Assignment of Lease. The Company needs the consent of 509 FEE LLC to enter into the Collateral Assignment of Leases and Rents which will not be obtained at Closing.

2

Schedule 3.5—Filings, Consents and Approvals
1.	Nasdaq. The information set forth under Item 1 of Schedule 3.3 is incorporated by reference herein.

2.	Securities Law Filings. The Company will make, and/or has made prior to the Closing, certain state “blue sky” filings in connection with the offer and sale of the Debenture to the Investors. The Company will file a Form D with the Securities and Exchange Commission in connection with the offer and sale of the Debenture to the Investors. The Company will issue a press release announcing the sale of the Debenture to the Investors. The Company also will file a Form 8-K, including the Transaction Documents as exhibits to the Form 8-K, with the Securities and Exchange Commission in connection with the sale of the Debenture to the Investor.

3.	Bank of America. The information set forth under Item 2 of Schedule 3.4 is incorporated by reference herein.

4.	Private Equity Management Group, Inc. The information set forth under Item 3 of Schedule 3.4 is incorporated by reference herein.

5.	$4 Million Aggregate Principal Amount of Subordinated Convertible Debentures. The information set forth under Item 4 of Schedule 3.4 is incorporated by reference herein.

6.	Collateral Assignment of Lease. The information set forth under Item 5 of Schedule 3.4 is incorporated by reference herein.

3

Schedule 3.7—Capitalization
Authorized capitalization: Shares issued and outstanding:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding.
Common stock, $0.0001 par value per share; 40,000,000 shares authorized; 7,384,056 shares issued and outstanding.
Shares issuable pursuant to the Company’s stock plans:
1. Bakers Footwear Group, Inc. 2003 Stock Option Plan as amended: Options relating to 1,368,992 shares of common stock, subject to anti-dilution and other adjustments, are authorized under the 2003 Stock Option Plan, as amended, as follows (the “2003 Stock Option Plan”). The description of the 2003 Stock Option plan under the heading “Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)” in the Company’s 2006 proxy statement is incorporated herein by reference.
     (A) Options relating to 4,718 shares are issued and outstanding at an exercise price of $0.01 per share; all are fully vested.
     (B) Options relating to 922,837 shares are issued and outstanding at a weighted average exercise price of $4.28 per share; the options generally vest in either three or five equal annual installments beginning on the anniversary date of the date of grant. Please see Form of Nonqualified Option Award Agreement under the Bakers Footwear Group, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 21, 2007 (File No. 000-50563)).
     (C) Options relating to 104,125 shares of common stock remain available for future issuance under the 2003 Stock Option Plan.
2. Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan: Authorized shares issuable under the plan are 250,000, subject to anti-dilution and other adjustments. Generally, awards under the plan can include performance share awards, restricted stock awards, awards based in stock other than performance share awards or restricted stock awards and long-term incentive awards. The description of the 2005 Incentive Compensation Plan under the heading “Approval of Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (Proxy Item No. 2)” in the Company’s 2005 proxy statement is incorporated herein by reference.
Restricted stock awards relating to 146,000 shares have been issued and remain outstanding. The restricted stock fully vests on the fifth anniversary of the grant date. Restricted stock awards are generally forfeited if the recipient is terminated, with or without cause, prior to vesting. However, the compensation committee retains the discretion to vest in full, pro-rata, or not at all, restricted stock awards upon death, disability, retirement or otherwise. The holders of the restricted stock are entitled to voting rights and cash dividends with respect to the awards.
Shares issuable in connection with June 2007 private placement of subordinated convertible debentures. In connection with Company’s private placement in June 2007, Company issued $4 million in aggregate principal amount of subordinated convertible debentures (the “Debentures”). The Debentures are convertible into shares of the Company’s common stock at any time. The initial conversion price was $9.00 per share, and it has been subject to subsequent adjustment resulting in the current conversion price of $8.31 per share. Based on the adjusted conversion price in effect immediately prior to the date hereof, the Debentures are convertible into an aggregate of

4

481,348 shares of the Company’s common stock, after eliminating fractional shares. The Company generally has the right, but not the obligation, to call the Debentures at any time prior to conversion if the closing price of the Company’s common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other equity conditions and other conditions are met.
The conversion price, and thus the number of shares into which the Debentures are convertible, is subject to anti-dilution adjustments relating to stock dividends, or subdivisions or combination of the Company’s capital stock.
In addition, the Debentures contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances pursuant to any properly authorized equity compensation plans. The issuance of shares of common stock in this transaction will trigger the weighted average conversion price adjustment.
The Debentures contain limitations on the number of shares issuable pursuant to the Debentures regardless of how low the conversion price may be in the future, subject to the removal of those limitations if shareholder approval of the removal of that limitation is obtained. First, the Debentures provide that if the average conversion price is less than the market price as of the time of signing of the purchase agreement, which was $8.10, then the Company may not issue more than 19.99% of the outstanding share of the Company’s common stock as of the date of signing the Purchase Agreement, which amounts to 1,297,957 shares. Second, the Debentures provide that the number of shares that may be acquired by an Investor upon any conversion is limited to the extent necessary to insure that, following such conversion, the total number of shares beneficially owned by that Investor may not exceed 19.999% of the then outstanding total number of issued and outstanding shares of common stock. Third, for Debentures issued to advisory directors, corporate directors or entities affiliated with such directors, the conversion price is limited so that generally it may not be less than $8.10, regardless of the operation of the weighted average conversion price adjustment. The Company has agreed to seek shareholder approval of the removal of those limitations if certain conditions are met.
Shares reserved for issuance (prior to transaction):

Description:	Number of Shares:*

Bakers Footwear Group, Inc. 2003 Stock Option Plan	1,031,680
Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan	250,000
Shares of common stock issuable upon conversion of the subordinated convertible debentures	481,348	[1]

Total	1,763,028

*	Or such other amounts in accordance with anti-dilution or similar provisions as provided for in the instruments relating thereto.

[1]	The subordinated convertible debentures contain a weighted average conversion price adjustment which will affect the number of shares of Company’s common stock that are issuable upon conversion of such debentures. The adjustment occurs upon the occurrence of certain corporate transactions, including this transaction. In addition to the shares of common stock referred to above that have been reserved, the Company’s Board of Directors has also reserved the additional shares of common stock that may be issued upon a change in the conversion price of the debentures.

5

Registration Rights:
Debenture Registration Rights Agreement. Reference is made to that certain Registration Rights Agreement dated June 26, 2007 by and among the Company and the securityholders named therein (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2007) (the “Debenture Registration Rights Agreement”).
In connection with the June 2007 private placement of subordinated convertible debentures (as described above), the Company also entered into the Debenture Registration Rights Agreement with the debenture holders in respect of the shares of common stock underlying the Debentures. The Debenture Registration Rights Agreement generally provides for certain demand and “piggy-back” registration rights for a period of up to two years after all of the principal amount of the Debentures cease to be outstanding. The Company also has certain other ongoing obligations, including providing the debenture holders with specified notices and certain information, making required SEC filings, indemnifying the Debenture holders for certain liabilities and generally paying expenses of the Debenture holders. Under the Debenture Registration Rights Agreement, the Company has the right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances.
Under the Registration Rights Agreement, the Company must file a registration statement upon the written demand of the holders of a majority of the Registrable Securities (as defined therein) until two years after all of the principal amount of the Debentures ceases to be outstanding. Furthermore, the Debenture holders have piggy-back registration rights until two years after all of the principal amount of the Debentures ceases to be outstanding. The Company is required to provide 30 days prior written notice to the Debenture holders prior to filing any other registration statement and to afford each of the securityholders the opportunity to have their Registrable Securities registered under such registration statement.

6

Schedule 3.9— Material Changes
1.	The financial results and financial condition and information embodied in the financial materials provided by the Company to the Investor, including the preliminary results for second quarter of fiscal 2010, the Company’s budget for the second half of 2010, results to date, and financial covenant calculations.

2.	Nasdaq. The information set forth under Item 1 of Schedule 3.3 is incorporated by reference herein.

3.	Bank of America Credit Facility Financial Covenant. An event of default has occurred under Section 10.4 of the Second Amended and Restated Loan and Security Agreement dated September 7, 2006 by and among the Company and Bank of America, N.A., as amended, due to the Company’s failure to maintain a minimum ratio of EBITDA to Interest Expense of not less than 1.00:1.00, for the months ending June 30, 2010 and July 31, 2010, in violation of Section 5.11 of the agreement. The Company has obtained a waiver for the event of default from Bank of America.

7

Schedule 3.11— Compliance
1.	Nasdaq. The information set forth under Item 1 of Schedule 3.3 is incorporated by reference herein.

2.	Bank of America Credit Facility Financial Covenant. The information set forth under Item 3 of Schedule 3.9 is incorporated by reference herein.

8

Schedule 3.12— Agreements
1.	Bank of America Credit Facility Financial Covenant. The information set forth under Item 3 of Schedule 3.9 is incorporated by reference herein.

9

Schedule 3.15—Intellectual Property
1. A variety of security interests have been filed on behalf of certain lenders for the “Bakers,” “Wild Pair” and other marks which may affect the Company’s rights in any registrations and applications or concurrently owned registrations and applications. Pursuant to an Asset Purchase Agreement dated May 19, 1999 and an Amendment to Purchase Agreement dated May 25, 1999, and a bankruptcy court order dated June 15, 1999, the Company acquired certain marks that were previously registered in the name of Edison Brothers. However, the security interest filings relating to some of those marks were not removed. Filing relating to the interest of Novus, Inc., a Puerto Rican company, in some of those marks are also on file. The Company does not have the right to use “Bakers” and “Wild Pair” in certain places outside of the United States. The information under “Risk Factors — Our ability to expand into some territorial and foreign jurisdictions under the trademarks ‘Bakers’ and ‘Wild Pair’ is restricted” and “Risk Factors — Our potential inability or failure to renew, register or otherwise protect our trademarks could have a negative impact on the value of our brand names” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 is incorporated herein by reference.
2. Substantially all of the Company’s assets are subject to liens in favor of Bank of America, N.A., the Company’s lender under its revolving credit facility, and to the Lenders set forth in the Second Lien Credit agreement dated February 1, 2008.

10

Schedule 3.17—Tax Matters
None.

11

Schedule 3.20—Pension Plans; ERISA
The Company has a 401(k) savings plan which allows full-time employees age 21 or over with at least one year of service to make tax-deferred contributions of 1% of compensation up to a maximum amount allowed under Internal Revenue Service guidelines. The plan provides for Company matching of employee contributions on a discretionary basis. The Company made no matching contributions for the years ended February 2, 2008, January 31, 2009, or January 30, 2010.

12

Schedule 3.22—No Broker
The Company has entered into an agreement with BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (“BBTCM”), to provide a fairness opinion to the Board of Directors in connection with transactions contemplated by the Transaction Documents. The Company paid a fee of $50,000 to BBTCM upon signing the agreement and agreed to pay an additional fee of $50,000 upon delivery of such fairness opinion.

13